UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2010 (January 22, 2010)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective January 22, 2010, ACADIA Pharmaceuticals Inc. and RGH Holdings Limited Partnership (successor in interest to E.G. Sirrah, LLC, which was the successor in interest to R.G. Harris Co.) entered into the fourth amendment (the “Amendment”) to the Standard Industrial/Commercial Single-Tenant Lease-Net, dated August 15, 1997, between ACADIA and R.G. Harris Co. (the “Original Lease”) related to ACADIA’s primary place of business in San Diego, California. Under the Original Lease, as amended prior to the Amendment, ACADIA leased its primary place of business at 3911 Sorrento Valley Boulevard, San Diego, California and the adjacent property located at 3931 Sorrento Valley Boulevard.

Pursuant to the Amendment, ACADIA has terminated the lease with respect to the 3931 Sorrento property, and payments from ACADIA for such property rental will cease after February 2010. The Amendment also provides that ACADIA’s rent for the 3911 Sorrento property will be reduced by twenty percent effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ GLENN F. BAITY
Date: January 28, 2010		Glenn F. Baity
Vice President, General Counsel and Assistant Secretary

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